UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 2, 2014

AS SEEN ON TV, INC.
(Exact name of registrant as specified in its charter)
Florida	000-53539	80-0149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14044 Icot Boulevard Clearwater, Florida 33760 (Address of principal executive offices) (Zip Code) (727) 451-9510 Registrant’s telephone number, including area code

___________________________________________________________

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

Merger Agreement

On April 2, 2014, As Seen On TV, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Infusion Brands International, Inc., a Nevada corporation (“IBI”), Infusion Brands, Inc. (“Infusion”), a Nevada corporation and a wholly owned subsidiary of IBI, and ASTV Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of the Company (“Merger Sub”). All of the closing conditions included in the Merger Agreement were satisfied on April 2, 2014, and the Merger (as defined below) closed on April 2, 2014. Also on April 2, 2014, in accordance with the Merger Agreement and upon the filing of Articles of Merger pursuant to the requirements of the Nevada Revised Statutes (the “Effective Time”), Merger Sub merged with and into Infusion, with Infusion continuing as the surviving corporation and becoming a direct wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company issued to IBI 452,960,490 shares of its common stock in exchange for all of the outstanding shares of Infusion common stock in consideration of the Merger (the “Merger Consideration”). As a result, IBI became the majority shareholder of the Company, owning approximately 85.2% of the Company’s outstanding common stock as of the date of the Merger and 75% of Company’s outstanding common stock on a fully diluted basis. Pursuant to the terms of the Merger Agreement, the Company also agreed to increase the size of its board of directors from 5 to 7, to cause three of its existing directors to resign and to appoint 5 new persons, designated by IBI, to the Company board of directors.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type. In addition, each party’s obligation to consummate the transaction was subject to customary closing conditions, including the condition that all representations and warranties were true and correct on the date of closing and that no material adverse change had occurred. In addition, the Company’s obligation to close was subject to receipt of a fairness opinion and approval of the Merger by the shareholders of IBI.

Under the Merger Agreement, the Company agreed to assume from Infusion all obligations for indebtedness for borrowed money of Infusion outstanding at the closing of the Merger and all agreements relating to that indebtedness. This indebtedness is primarily comprised of a Senior Secured Debenture issued to Vicis Capital Master Fund in the principal amount of $11,000,000, bearing interest at a rate of 6 percent until June 30, 2014, 9 percent from July 1, 2014 until June 30, 2015, and 12 percent from July 1, 2015 until the maturity date of June 30, 2016 (the “Senior Secured Debenture”). The Senior Secured Debenture will be secured by all assets of the Company and guaranteed by each other Credit Party (as defined below), which guaranty will be secured by substantially all of the assets of those other Credit Parties. The Senior Secured Debenture is subject to customary covenants and events of default.

Pursuant to the terms of the Merger Agreement, IBI may require the Company to file a registration statement registering the resale of the shares of the Company’s common stock issued to IBI pursuant to the Merger. The Company has also agreed, at its cost and subject to certain limitations, to maintain the same level of director indemnification and insurance coverage as those in place for Infusion and IBI immediately prior to the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Note Purchase Agreement

Pursuant to a Senior Note Purchase Agreement dated as of April 3, 2014, by and among the Company, Infusion, eDiets.com, Inc., Tru Hair, Inc., TV Goods Holding Corporation, Ronco Funding LLC (collectively, the “Credit Parties”), and MIG7 Infusion, LLC (“MIG7” and such agreement, the “Note Purchase Agreement”) and filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, the Credit Parties sold to MIG7 a senior secured note having a principal amount of up to $10,000,000 bearing interest at 14 percent and having a maturity date of April 3, 2015 (the “Note”). The Note is subject to automatic extension for an additional 180-day period in the event that the Credit Parties have requested such extension in writing at least 60 days prior to the original maturity date, no event of default under the Note Purchase Agreement is then in existence, and the Company’s consolidated revenues, as determined in accordance with generally accepted accounting principles, and EBITDA for the 12 months immediately preceding the request equal or exceed $39,000,000 and $6,000,000, respectively. During such extension the Note would bear interest at a rate of 15.5 percent. Funding of the amounts borrowed under the Note will be made in two tranches, with the first funding of $7,400,000 occurring on April 3, 2014, and the second funding, which will result in funding of an aggregate gross amount of at least $8,000,000 and no more than $10,000,000 under the Note Purchase Agreement, occurring on or before May 1, 2014. The Note is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Under the Note Purchase Agreement, MIG7 is entitled to two board observer seats on each Credit Party’s board of directors, and, upon the written request of MIG7, to the nomination of two individuals selected by MIG7 for election to the board of directors of each Credit Party as full voting members of such boards.

Upon the funding of at least $8,000,000 in the aggregate under the Note Purchase Agreement, the Company has agreed to deliver a warrant to purchase five percent of the common stock of the Company on a fully diluted basis to MIG7 Warrant, LLC, an affiliate of MIG7, at any time on or before the maturity date of the Note at an exercise price of $0.001 per share. The form of the warrant is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Note Purchase Agreement contains a number of covenants restricting, among other things, dividends, liens, redemptions of securities, debt, mergers and acquisitions, asset sales, transactions with affiliates, capital expenditures, and prepayments and modifications of subordinated debt instruments. The Note Purchase Agreement contains customary events of default as well as events of default for failing to achieve certain targets for consolidated revenues and consolidated EBITDA for the 2014 and 2015 calendar years. Among other remedies, upon an event of default MIG7 would be entitled to sweep and retain 65 percent of all cash deposited in the operating account of the Company until all obligations owing to MIG7 are paid in full.

The obligations of the Credit Parties under the Note are secured by substantially all of their respective assets under a Security Agreement between the Credit Parties and MIG7 filed herewith as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference, and the Company has agreed to pledge the stock of all other Credit Parties that are corporations under a Pledge Agreement filed herewith as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Note Purchase Agreement and the transactions contemplated thereby, the Credit Parties, MIG7, and Vicis Capital Master Fund entered into an intercreditor agreement filed herewith as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference, pursuant to which MIG7, and Vicis Capital Master Fund agreed among other matters to share priority under and allocation of amounts owing to each of them under the Senior Secured Debenture held by Vicis Capital Master Fund and under the Note.

The foregoing description of the Note Purchase Agreement, the Note, the Warrant, the Security Agreement, the Pledge Agreement, and the Intercreditor Agreement (the “Note Documents”), and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the Note Documents, copies of which are filed as Exhibits 10.1, 10.2, 4.1, 10.3, 10.4, and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01

Completion of an Acquisition or Disposition of Assets.

The information provided under Item 1.01 under the caption “Merger Agreement” is incorporated herein by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02

Unregistered Sale of Equity Securities

The Merger Consideration and the Note were issued, and the Warrant will be issued, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(a)(2) under the Securities Act.

Item 5.01.

Changes in Control of Registrant.

The information provided under Item 1.01 under the caption “Merger Agreement” is incorporated herein by reference.

Item 5.02

Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 2, 2014, in connection with the closing of the Merger described in Item 1.01 under the caption “Merger Agreement,” as contemplated by the Merger Agreement, Kevin Harrington, Randolph Pohlman and Ronald C. Pruett, Jr. resigned from the Company’s board of directors and Robert DeCecco, Shadron Stastney, Dennis Healey, Mary Mather and Allen Clary were appointed to the Company’s board of directors. Following these actions, the Company’s board of directors is now comprised of Kevin A. Richardson, II, Greg Adams, Mr. DeCecco, Mr. Stastney, Mr. Healey, Ms. Mather and Mr. Clary. Prior to his resignation, Mr. Pohlman was a member of the Company’s Audit Committee, Compensation Committee, and Governance and Nominating Committee.

Mr. Stastney is a member in and chief operating officer of Vicis Capital, LLC, the investment advisor to Vicis Capital Master Fund. Vicis Capital Master Fund is the holder of the Senior Secured Debenture described in Item 1.01 under the caption “Merger Agreement.”

Each of Ms. Mather and Messrs. DeCecco, Clary, and Stastney is party to an employment agreement with IBI, each of which was assigned to Infusion in connection with the Merger. The agreements provide for base salaries in the amount of either $185,000 (for Mr. Clary), $260,000 (for Mr. DeCecco), $150,000 (for Ms. Mather), or $175,000 (for Mr. Stastney). Each agreement also provides for ordinary executive benefits and perquisites, and imposes standard non-competition and non-solicitation covenants. The agreements contain a provision which provides that for 360 days following any change in control, the termination or resignation of the employee will be treated as a termination without cause. As such, the employee would be entitled to severance compensation equal to the remaining compensation left for the term of his agreement, and all unvested stock, stock equivalents or stock options would immediately vest in full, free of Company-imposed restrictions. "Change in control" means either: (i) any person, entity or group acquires 51% or more of either the outstanding shares of common stock or the combined voting power of the company's outstanding voting securities entitled to vote generally in the election of directors; or (ii) Infusion's shareholders approve a reorganization, merger or consolidation with respect to which persons who were the shareholders of Infusion immediately prior to such event no longer own 51% or great of the outstanding voting securities of Infusion. In connection with the Merger, each such Director has executed an amendment to their employment agreement with Infusion to set the expiration date of the employment agreements at June 15, 2018, and waive for 360 days any right to change in control payments to which they might otherwise be entitled upon resignation or termination for cause following the Merger.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired

(b)

Pro forma financial information.

The financial statements and pro forma financial information required to be filed under Item 9.01 of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 75 days after the Effective Time.

(d)

Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated April 2, 2014, by and among As Seen On TV, Inc., ASTV Merger Sub, Inc., Infusion Brands International, Inc. and Infusion Brands, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K*)

4.1	Form of Warrant
10.1

Senior Note Purchase Agreement, dated April 3, 2014, by and among As Seen On TV, Inc., Infusion Brands, Inc, eDiets.com, Inc., Tru Hair, Inc., TV Goods Holding Corporation, Ronco Funding LLC, and MIG7 Infusion, LLC*

10.2	Senior Secured Promissory Note, dated April 3, 2014, in favor of MIG7 Infusion, LLC
10.3

Security Agreement, dated April 3, 2014, by and among As Seen On TV, Inc., Infusion Brands, Inc, eDiets.com, Inc., Tru Hair, Inc., TV Goods Holding Corporation, Ronco Funding LLC, and MIG7 Infusion, LLC*

10.4	Pledge Agreement, dated April 3, 2014, by and among As Seen On TV, Inc., Infusion Brands, Inc, eDiets.com, Inc., Tru Hair, Inc., TV Goods Holding Corporation, Ronco Funding LLC, and MIG7 Infusion, LLC
10.5

Intercreditor Agreement , dated April 3, 2014, by and among As Seen On TV, Inc., Infusion Brands, Inc, eDiets.com, Inc., Tru Hair, Inc., TV Goods Holding Corporation, Ronco Funding LLC, Vicis Capital Master Fund, and MIG7 Infusion, LLC

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*

As Seen on TV, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon the request of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

As Seen On TV, Inc.

By:	/s/ Dennis W. Healey
Dennis W. Healey
Chief Financial Officer

Date: April 8, 2014